SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.)

            Filed by the Registrant      [X]
            Filed by a Party other than the Registrant []
            Check the appropriate box:
            [ ]Preliminary Proxy Statement
            [ ]Confidential, for Use of the Commission Only (as
               permitted by Rule 14a-6(e)(2))
            [X]Definitive Proxy Statement
            [ ]Definitive Additional Materials
            [ ]Soliciting Material Pursuant to Section 240.14a-
               11(c) or Section 240.14a-12

                  The Perkin-Elmer Corporation
        (Name of Registrant as Specified in Its Charter)

   (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
   [X]$125 per Exchange Act Rules 0-11(c) (1) (ii), 14a-6(i) (1),
       14a-6(i) (2) or Item 22(a)(2) of Schedule 14A.
   [ ]$500 per each party to the controversy pursuant to Exchange
      Act Rule 14a-6(i) (3).
   [ ]Fee computed on table below per Exchange Act Rules 14a-6(i)
      (4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it is determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:


    [ ]Fee paid previously with preliminary materials.
    [ ]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

Notice of
1995
Annual Meeting
of Shareholders
and
Proxy Statement

TABLE OF CONTENTS

                                                                                                                   Page
Notice of Annual Meeting of Shareholders
Proxy Statement
  Election of Directors (Proposal 1).......................................................................           2
  Voting Securities........................................................................................           7
  Executive Compensation...................................................................................           8
  Ratification of Selection of Independent Accountants (Proposal 2)........................................          16
  Miscellaneous Matters....................................................................................          16
  Recent Events............................................................................................          16
  Submission of Shareholder Proposals for Inclusion in 1996 Proxy Materials................................          17
  Multiple Copies of Annual Report.........................................................................          17


RETURN OF PROXY

     Please complete, sign, date, and return the accompanying proxy promptly in the enclosed addressed envelope even if you plan to attend the Annual Meeting. Postage need not be affixed to the enclosed envelope if mailed in the United States. If you attend the Annual Meeting and vote in person, your proxy will not be used. The immediate return of your proxy will be of great assistance in preparing for the Annual Meeting and is therefore urgently requested.

IF YOU PLAN TO ATTEND THE MEETING

     The Annual Meeting will be held at the Corporate Headquarters of The Perkin-Elmer Corporation at 50 Danbury Road (old U.S. Route 7), Wilton, Connecticut, approximately 1.7 miles north of Exit 40B (northbound or southbound) on the Merritt Parkway (Connecticut Route 15). Signs will direct you to the auditorium where the Annual Meeting will be held.

[LOGO]

The Perkin-Elmer Corporation
761 Main Avenue
Norwalk, CT 06859-0001

Notice of Annual Meeting
of Shareholders
to be held Thursday,
October 19, 1995

September 13, 1995

     Notice is hereby given that the Annual Meeting of Shareholders of The Perkin-Elmer Corporation, a New York corporation (hereinafter called the "Corporation"), will be held in the Corporation's auditorium at 50 Danbury Road, Wilton, Connecticut, on Thursday, October 19, 1995. The meeting will commence at 11:00 a.m. and will be held for the following purposes and to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof:

       (1) To elect 12 directors for the ensuing year; and

       (2) To consider and act upon a proposal to ratify the selection of Price Waterhouse LLP as independent accountants for the fiscal year ending June 30, 1996.

    The Board of Directors has fixed the close of business on September 5, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, and, accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the meeting. A list of those shareholders will be available for inspection at the Annual Meeting upon request of a shareholder. The transfer books of the Corporation will not be closed.

By Order of the Board of Directors,

William B. Sawch
Secretary

[LOGO]

The Perkin-Elmer Corporation
761 Main Avenue
Norwalk, CT 06859-0001

September 13, 1995

PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of The Perkin-Elmer Corporation (hereinafter called the "Corporation") for use at the Annual Meeting of Shareholders to be held on Thursday, October 19, 1995, and at any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy are first being sent to shareholders on or about September 15, 1995.

    The Board of Directors has fixed the close of business on September 5, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of such date, there were issued and outstanding 42,160,944 shares of Common Stock of the Corporation (the "Common Stock"), each of which is entitled to one vote. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

     The accompanying proxy provides space for a shareholder to withhold voting for any or all nominees for the Board of Directors and to abstain from voting if he or she chooses to do so. Directors are elected by a plurality of the votes cast, and the ratification of the selection of independent accountants (Proposal 2) requires the approval of a majority of the votes cast. Votes withheld in connection with the election of one or more nominees for director will not be counted as votes cast for such nominees, and abstentions and "broker non-votes" will not be counted in determining the number of votes cast in connection with the ratification of the selection of independent accountants.

     A proxy may be revoked by a shareholder at any time before it is voted at the Annual Meeting by (1) giving notice in writing of such revocation to the Secretary of the Corporation,(2) submitting another proxy bearing a later date, or (3) voting in person at the Annual Meeting. Unless so revoked, the shares represented by a properly signed proxy will be voted at the Annual Meeting as specified by the shareholder. If a proxy is properly signed and returned and no specification is made, the shares represented thereby will be voted "FOR" the election of all nominees for director (Proposal 1) and "FOR" the ratification of the selection of independent accountants (Proposal 2).

1. ELECTION OF DIRECTORS

     The Board of Directors has nominated 12 candidates for election as directors of the Corporation at the Annual Meeting, each to serve until the 1996 Annual Meeting and until his or her successor has been duly elected and qualified. Each of the nominees is currently serving as a director of the Corporation and has consented to being named in this Proxy Statement and to serve if elected. If prior to the Annual Meeting any nominee should become unavailable to serve for any reason, the shares represented by all properly executed proxies not containing contrary instructions will be voted for such other person as may be designated by the Board of Directors, unless the Board shall determine to reduce the number of directors pursuant to the By-laws.

     The following brief biographies of the nominees include their principal occupations, their ages, an account of their recent business experience, the names of certain corporations of which they are directors, the committees of the Board on which they serve, and the number of shares of Common Stock which they beneficially owned as of August 17, 1995.1 Unless otherwise indicated, each ofthe nominees, individually or with his or her spouse, has sole voting or investment power with respect to the shares indicated. No nominee beneficially owns more than one percent of the outstanding Common Stock.



-------------------------------------------------------------------------------

                           --------------------  Mr. Abely is the retired Chairman of the Board and Chief Executive
                                                 Officer of Sea-Land Corporation, having served in that capacity
Joseph F. Abely, Jr.             [Photo]         from April, 1984 through April, 1987. From 1979 to April, 1984, he
66 Years Old                                     served as Vice Chairman of the Board and Chairman of the Finance
Became Director 1984                             Committee of R.J. Reynolds Industries, Inc. Previously, he was
Beneficially Owns                                Vice Chairman of General Foods Corporation. Mr. Abely formerly
2,995 Shares of                                  served as a director of the Corporation from February, 1976 to
Common Stock                                     April, 1977. He is also a director of Burlington Industries, Inc.
                                                 and C.R. Bard, Inc. Mr. Abely is a member of the Audit, Executive,
                           --------------------  and Management Resources Committees.

------------------------------------------------------------------------------

                            -------------------  Mr. Ayers is Chairman and Chief Executive Officer of The Stanley
                                                 Works, a position he has held since May, 1989. He was President and Chief Executive Officer from 1987 until May, 1989, and he
Richard H. Ayers                 [Photo]         previously held various other positions at The Stanley Works, a
52 Years Old                                     tool and hardware manufacturer, including Division President and
Became Director 1988                             General Manager, Group Vice President, Executive Vice President,
Beneficially Owns                                and Chief Operating Officer. Mr. Ayers is also a director of
2,238 Shares of                                  Southern New England Telecommunications Corporation, Connecticut
Common Stock                                     Mutual Investment Accounts, Inc., and Connecticut Mutual Financial
                                                 Services Series Fund I, Inc. Mr. Ayers is a member of the
                           --------------------  Management Resources and Nominating Committees.

-------------------------------------------------------------------------------

                           --------------------  Mr. Belingard is Director General of the Diagnostics Division and
                                                 a member of the Executive Committee of F. Hoffmann-La Roche Ltd.,
Jean-Luc Belingard               [Photo]         a pharmaceutical manufacturer and strategic partner of the
46 Years Old                                     Corporation in the biotechnology field. He joined Hoffmann-La
Became Director 1993                             Roche in 1982, and held various positions prior to being named to
Beneficially Owns                                his current positions in 1990. Mr. Belingard is also a director of
1,070 Shares of                                  Laboratory Corporation of America Holdings and a Foreign Trade
Common Stock                                     Advisor to the French Government. Mr. Belingard is a member of the
                           --------------------  Management Resources and Technology Advisory Committees.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Robert H. Hayes            --------------------  Dr. Hayes is the Philip Caldwell Professor of Business
59 Years Old                                     Administration and Senior Associate Dean for Faculty Planning at
Became Director 1985             [Photo]         the Harvard Business School, a position he has held since 1992. He
Beneficially Owns                                has held various other positions at Harvard since 1966. He is also
1,599 Shares of                                  a director of Molex, Inc. Dr. Hayes is a member of the Finance and
Common Stock               --------------------  Nominating Committees.

-------------------------------------------------------------------------------

                           --------------------  Mr. Kelley is Chairman of the Executive Committee of the
                                                 Corporation. He has held this position since his resignation as
Gaynor N. Kelley                 [Photo]         Chairman, President and Chief Executive Officer on September 12,
64 Years Old                                     1995. He previously held various other offices in the Corporation,
Became Director 1984                             including Chief Operating Officer, Executive Vice
Beneficially Owns                                President-Operations, and Senior Vice President-Instrument Group.
319,569 Shares of                                Mr. Kelley is also a director of Hercules, Inc. and Alliant
Common Stock2                                    Techsystems, Inc., and a trustee of Northeast Utilities. He is a
                           --------------------  member of the Executive and Finance Committees.

-------------------------------------------------------------------------------

Donald R. Melville         --------------------  Mr. Melville is the retired Chairman of the Board and Chief
68 Years Old                                     Executive Officer of Norton Company, a diversified manufacturer of
Became Director 1981                             industrial products. He was Chief Executive Officer from 1980 to
Beneficially Owns                [Photo]         1988 and Chairman from 1985 to 1988. He is also a director of
1,295 Shares of                                  Bowater, Inc. and Acme-Cleveland Corporation. Mr. Melville is a
Common Stock               --------------------  member of the Finance and Nominating Committees

-------------------------------------------------------------------------------

                           --------------------  Mr. Roberts is Chairman of Sweetheart Holdings Inc., a
                                                 manufacturer of disposable products for the food industry, a position he has held since September, 1993. In May, 1992, Mr.
                                                 Roberts retired as Chairman and Chief Executive Officer of Mead
Burnell R. Roberts               [Photo]         Corporation, a forest products and electronic publishing
68 Years Old                                     corporation. Mr. Roberts became Chairman and Chief Executive
Became Director 1985                             Officer of Mead Corporation in 1982, having served as President
Beneficially Owns                                from 1981 to 1982 and Senior Vice President from 1979 to 1981. He
2,188 Shares of                                  is also a director of Rayonier Inc., Day International, DPL Inc.,
Common Stock                                     Armco Inc., and Universal Protective Packaging, Inc., and a
                                                 Limited Partner of American Industrial Partners. Mr. Roberts is a
                                                 member of the Executive, Management Resources, and Nominating
                           --------------------  Committees.

-------------------------------------------------------------------------------

                           --------------------  Mr. Scott is the retired Chairman of the Board of
                                                 Richardson-Vicks, Inc., a diversified consumer products subsidiary
John S. Scott                    [Photo]         of The Procter & Gamble Company. He served as President and Chief
69 Years Old                                     Executive Officer of Richardson-Vicks from 1975 until being named
Became Director 1976                             Chairman in 1986, and was a director of Richardson-Vicks from
Beneficially Owns                                1975, and of Procter & Gamble from 1986, until his retirement in
6,045 Shares of                                  1987. He is also a director of Fleet Financial Group, Inc., The
Common Stock3                                    Stanley Works, Creative Product Resources, Inc., and Cambridge
                                                 Biotech Corporation.4 Mr. Scott is a member of the Executive,
                           --------------------  Management Resources, and Technology Advisory Committees.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                           --------------------  Dr. Slayman is the Sterling Professor of Genetics and Deputy Dean
Carolyn W. Slayman               [Photo]         for Academic and Scientific Affairs at Yale University School of
58 Years Old                                     Medicine. She joined the Yale faculty in 1967. Dr. Slayman is a
Became Director 1994                             consultant to the National Institutes of Health, most recently
Beneficially Owns                                having served as a member of the National Advisory General Medical
828 Shares of                                    Sciences Council, and a member of the Scientific Review Board of
Common Stock                                     the Howard Hughes Medical Institute. Dr. Slayman is a member of
                           --------------------  the Audit and Technology Advisory Committees.

-------------------------------------------------------------------------------

                           --------------------  Mr. Smith is a director and Chairman and Chief Executive Officer
Orin R. Smith                    [Photo]         of Engelhard Corporation, a manufacturer and supplier of specialty
60 Years Old                                     chemicals and engineered material technologies, a position he has
Became Director 1995                             held since January, 1995. He previously served as President and
Beneficially Owns                                Chief Executive Officer of that company from 1984 to December,
1,125 Shares of                                  1994. He is also a director of Ingersoll-Rand Company, The
Common Stock                                     Louisiana Land and Exploration Company, The Summit Bancorporation,
                           --------------------  Vulcan Materials Company, and Minorco.

-------------------------------------------------------------------------------

Richard F. Tucker          --------------------
68 Years Old                                     Mr. Tucker is the retired Vice Chairman of Mobil Corporation and
Became Director 1983                             the retired President of Mobil Oil Corporation. He is also a
Beneficially Owns                [Photo]         director of U.S. Trust Corporation. Mr. Tucker is a member of the
1,470 Shares of                                  Executive, Audit, and Finance Committees.
Common Stock               --------------------

-------------------------------------------------------------------------------

                           --------------------  Mr. White was elected Chairman, President and Chief Executive
Tony L. White                [Photo] [Photo]     Officer of the Corporation on September 12, 1995. Prior to his
49 Years Old                                     joining the Corporation, he was Executive Vice President and a
Became Director 1995                             member of the Office of the Chief Executive of Baxter
Beneficially Owns                                International Inc., a manufacturer of health care products and
30,000 Shares of                                 instruments. He also served as Group Vice President of Baxter from
Common Stock5              --------------------  1986 to 1992. Mr. White is a member of the Executive Committee.

-------------------------------------------------------------------------------


1 Share ownership information for Mr. White is given as of September 12, 1995.
  Share ownership information includes units representing full shares of Common Stock which the following have deferred under The Perkin-Elmer Corporation 1993 Director Stock Purchase and Deferred Compensation Plan described below under "Compensation of Directors" (the "Director Plan"): Mr. Abely, 995 units; Mr. Ayers, 1,738 units; Dr. Hayes, 1,099 units; Mr. Melville, 995 units; Mr. Roberts, 1,738 units; Mr. Scott, 995 units; and Mr. Smith, 125 units.

2 Includes 287,500 shares of Common Stock which Mr. Kelley has the right to acquire within 60 days after August 17, 1995 through the exercise of vested stock options. No voting or investment power exists with respect to such shares prior to exercise. Also includes 750 shares held by each of Mr. Kelley's son and daughter as to which Mr. Kelley disclaims beneficial ownership.

3 Includes 150 shares of Common Stock held by Mr. Scott's wife as to which Mr.
  Scott disclaims beneficial ownership.

4 Cambridge Biotech Corporation filed a voluntary petition under Chapter 11 of the federal Bankruptcy Code on July 7, 1994.

5 Consists of shares of restricted stock as to which Mr. White has sole voting power but no investment power prior to the lapse of restrictions.

The Board of Directors and Committees

     The business of the Corporation is managed under the direction of the Board of Directors. The Board of Directors held eight meetings during the fiscal year ended June 30, 1995. Attendance at these meetings averaged 95%, and all incumbent directors attended at least 75% of the meetings of the Board and of the committees on which they served held during the period they served as directors.

     The Board of Directors of the Corporation has established Executive, Management Resources, Nominating, Audit, Finance, and Technology Advisory committees.

     The Executive Committee is composed of the Chairman of the Board, the President, and at least four non-employee directors. The Executive Committee has the authority during the intervals between meetings of the Board of Directors to exercise the powers of the Board (except for certain powers reserved solely for the Board) in situations generally arising from unforeseen events, necessitating Board action before a meeting can be convened. The Executive Committee did not meet during the fiscal year ended June 30, 1995.

     The Management Resources Committee is composed of non-employee directors. It reviews and approves all forms of remuneration for the senior management of the Corporation and administers the Corporation's employee stock plans. The Management Resources Committee also reviews management development and succession programs. It met five times during the fiscal year ended June 30, 1995.

     The Nominating Committee recommends nominees to fill vacancies on the Board and will consider responsible recommendations by shareholders of candidates to be nominated as directors of the Corporation. All such recommendations must be in writing and addressed to the Secretary of the Corporation in accordance with the Corporation's By-laws. By accepting a shareholder recommendation for consideration, the Nominating Committee does not undertake to adopt or to take any other action concerning the recommendation or to give the proponent its reasons for any action or failure to act. The Nominating Committee also reviews the functioning and effectiveness of the Board, its committees, and its individual members, and makes recommendations to the Board concerning the compensation of non-employee directors and membership assignments for committees of the Board. The Nominating Committee met four times during the fiscal year ended June 30, 1995.

     The Audit Committee is composed of non-employee directors. The Audit Committee recommends to the Board of Directors the selection of independent accountants, reviews the annual financial statements of the Corporation, reviews the scope, performance, and results of audit services provided by the independent accountants, monitors proposed non-audit services to be provided by the independent accountants to avoid conflicts of interest, reviews the scope, findings, and recommendations of the Corporation's internal auditors regarding internal accounting controls and operating efficiencies, and reviews the fees for audit and non-audit services provided by the independent accountants. The Audit Committee met three times during the fiscal year ended June 30, 1995.

     The Finance Committee advises the Board and management concerning certain issues with respect to the financial structure of the Corporation, such as the Corporation's financial and tax strategies, capital structure, financing, risk management policies, dividend policies, and pension and savings plan policies and investment performance. The Finance Committee met three times during the fiscal year ended June 30, 1995.

     The Technology Advisory Committee advises the Board and management concerning certain issues related to the development and implementation of the Corporation's technological assets, including strategies for developing and expanding these assets and assisting management in assessing third party technology opportunities. The Technology Advisory Committee met three times during the fiscal year ended June 30, 1995.

Compensation of Directors

     Employee directors receive no additional compensation for service on the Board of Directors or its committees. Non-employee directors receive an annual retainer of $35,000. No additional amounts are paid for participation on committees. All directors are reimbursed for expenses incurred in attending Board and committee meetings.

     Under the terms of the Director Plan, each non-employee director of the Corporation is required to apply at least 50% of his or her annual retainer to the purchase of Common Stock. Purchases under the Director Plan are made automatically on the date during each fiscal quarter on which the quarterly installment of the annual retainer is paid. The purchase price of the Common Stock is the fair market value of a share of Common Stock on such date. The Director Plan also permits non-employee directors to defer receipt of the cash or stock portion of their annual retainer. The stock portion is credited to the account of a participant in units quarterly as above, each unit representing one share of Common Stock. Participants in the Director Plan do not have voting rights with respect to any such units. The stock portion of a participant's account is adjusted to take into account dividends paid on the Common Stock, and the cash portion of a participant's account is credited quarterly with interest at the prevailing prime rate of Citibank, N.A. As of June 30, 1995, seven directors deferred the stock and/or cash portion of their annual retainer under the Director Plan.

     As part of the Corporation's overall program to promote charitable giving, the Board of Directors established a Director's Charitable Award Program in 1993. Under the Program, following a director's death, the Corporation will donate $1,000,000 to the educational or charitable organizations selected by the director and approved by the Corporation. In order to fund the donations, the Corporation has acquired joint life insurance contracts on the lives of its directors. Each policy will insure two directors with the death benefit payable on the death of the second director. Individual directors will derive no financial benefit from the Program since all insurance proceeds accrue solely to the Corporation. The overall cost of the Program is not material to the Corporation.

     The Corporation has entered into a consulting agreement with Dr. Hayes dated April 1, 1995 pursuant to which Dr. Hayes provides consulting services to the Corporation in connection with its quality and competitiveness programs. During the fiscal year ended June 30, 1995, Dr. Hayes received $15,000 for consulting services rendered to the Corporation.

VOTING SECURITIES

     The following are the only persons known by the Corporation, as of August 17, 1995, to own beneficially more than 5% of the outstanding Common Stock.

<captions>

                    Name and Address of                       Amount and Nature of
                     Beneficial Owner                         Beneficial Ownership      Percent of Class
-----------------------------------------------------------  -----------------------  ---------------------
George Soros and Purnendu Chatterjee.......................           4,109,3481 <F1>             9.8
c/o Akin, Gump, Strauss, Hauer & Feld, L.L.P.
  399 Park Avenue
  New York, NY 10022

Metropolitan Life Insurance Company........................           2,301,7732 <F2>             5.5
  One Madison Avenue
  New York, NY 10010
          and
State Street Research & Management Company
  One Financial Center, 30th Floor
  Boston, MA 02111

---------------
<F1>
1 Based on an amendment dated August 17, 1995 to a Schedule 13D and filed with the Securities and Exchange Commission (the "SEC"), these shares are held as follows: Mr. Soros and Mr. Chatterjee have sole voting and dispositive power with respect to 542,381 and 393,136 shares, respectively; Mr. Soros and Mr. Chatterjee have shared voting and dispositive power with respect to 2,035,775 shares owned by an entity for which an affiliate of Mr. Soros is the investment advisor and with respect to which Mr. Chatterjee is a sub-advisor; and Mr. Soros has shared voting and dispositive power with respect to an additional 838,056 shares owned by a trust of which Mr. Soros is one of three trustees and 300,000 shares held by Quantum Partners LDC, an investment fund managed by Soros Fund Management of which Mr. Soros is the sole proprietor.
<F2>
2 Based on a Schedule 13G dated February 9, 1995 and filed with the SEC,
  Metropolitan Life Insurance Company ("Metropolitan") has sole voting power with respect to 2,196,073 shares and sole dispositive power with respect to 2,301,773 shares. The amount reported includes 2,280,173 shares beneficially owned by State Street Research & Management Company ("State Street"), a subsidiary of Metropolitan. Based on a Schedule 13G dated February 13, 1995 and filed with the SEC, State Street has sole voting power with respect to 2,174,473 shares and sole dispositive power with respect to 2,280,173 shares. State Street disclaims beneficial ownership of any of these shares, all of which are reported to be owned by clients of State Street.

     The following table sets forth, as of August 17, 1995, certain information with respect to the beneficial ownership of Common Stock by each of the persons named in the Summary Compensation Table below under "Executive Compensation" (the "Named Executive Officers"), and by all directors and executive officers of the Corporation as a group. As of such date, none of such persons beneficially owned more than one percent of the outstanding Common Stock, and all directors and executive officers as a group beneficially owned 2.3% of the outstanding Common Stock. Unless otherwise indicated, voting and investment power is exercised solely by the beneficial owner or is shared by such owner with his or her spouse or children.

                                    Name of                                         Number
                                Beneficial Owner                                  of Shares <F1>
--------------------------------------------------------------------------------  -----------
Gaynor N. Kelley................................................................     319,5692 <F2>
Michael W. Hunkapiller..........................................................     136,3233 <F3>
Joseph E. Malandrakis...........................................................      73,9073 <F3>
Michael J. McPartland...........................................................      29,0003 <F3>
Peter Barrett...................................................................      33,8893 <F3>

Riccardo Pigliucci4.............................................................     160,421

All directors and executive officers as a group (22)............................     973,460  <F2><F3><F5>

---------------

<F1>
1 Includes shares which the following have the right to acquire within 60 days after August 17, 1995 through the exercise of vested stock options: Mr. Kelley, 287,500; Mr. Hunkapiller, 44,192; Mr. Malandrakis, 53,500; Mr. McPartland, 19,000; Mr. Barrett, 21,950; Mr. Pigliucci, 148,486; and all directors and executive officers as a group, 717,038. No voting or investment power exists with respect to such shares prior to exercise.
<F2>
2 Includes 750 shares held by each of Mr. Kelley's son and daughter as to which Mr. Kelley disclaims beneficial ownership.

                                         (Footnotes continued on following page)

                                      -7-

(Footnotes continued from preceding page)
<F3>
3 Includes 10,000 shares of restricted stock held by each of Messrs.
  Hunkapiller, Malandrakis, McPartland, and Barrett, and 70,000 shares of restricted stock held by all directors and executive officers as a group, as to which the holder thereof has sole voting power but no investment power prior to the lapse of restrictions.
<F4>
4 Mr. Pigliucci resigned from the Corporation effective May 5, 1995.
<F5>
5 Includes 7,685 units representing full shares of Common Stock deferred by non-employee directors under the Director Plan. Also includes 150 shares of Common Stock held by Mr. Scott's wife as to which Mr. Scott disclaims beneficial ownership. Mr. White, who was elected Chairman, President and Chief Executive Officer of the Corporation on September 12, 1995, is not included in this table. As of such date, Mr. White beneficially owned 30,000 shares of restricted stock as to which he has sole voting power but no investment power prior to the lapse of restrictions.


     The Corporation is required to identify any officer or director who failed to timely file with the SEC a required report relating to beneficial ownership of Common Stock during fiscal year 1995. Andre F. Marion, a former executive officer of the Corporation, filed one late report with respect to a sale of shares by his wife as to which he previously disclaimed beneficial ownership.

EXECUTIVE COMPENSATION
Report of the Management Resources Committee

     The Management Resources Committee (the "MRC") of the Board of Directors is comprised of five non-employee directors, none of whom participate in any of the executive compensation plans. One of the duties of the MRC is to review and approve all forms of remuneration for the senior management of the Corporation.

Overview and Philosophy

     The overall objectives of the Corporation's executive compensation plans are to:

     . Attract and retain the highest quality talent to lead the Corporation,

     . Reward key executives based on business performance,

     . Provide incentives designed to maximize shareholder value, and

     . Assure that objectives for corporate and individual performance are established and measured.

     For the fiscal year ended June 30, 1995, the Corporation employed four programs in compensating its senior management: base salary, contingent compensation (a short-term incentive plan), a stock option program, and restricted stock.

     The philosophy which governs the compensation program is to provide a competitive total compensation package to senior management based upon professionally compiled surveys of the Corporation's peer group and other comparable companies of similar size. To provide incentive to senior managers to attain competitive returns for the Corporation, separate short-term pay for performance and long-term stock based incentive plans have been designed with the assistance of external professional compensation consultants.

     The Corporation expects to be competitive with the market for base pay and annual incentive payments if corporate objectives are met.

Base Salary

     Each year, the Corporation obtains studies of compensation trends and practices from several internationally known independent compensation consultants in order to determine the competitiveness of the pay structure for its senior managers. Within the broad comparative group of companies which our consultants survey, the Corporation has identified a group of companies which compete in similar markets, and which approximate the size of the Corporation in terms of employees, revenue, and capitalization. This group includes some of the companies contained in the industry index selected by the Corporation for purposes of the Performance Graph set forth under that heading below.

     Mr. Kelley's base salary was deemed to be appropriate and was not increased during fiscal year 1995.

Contingent Compensation Plan

     Using similar techniques as described in the Base Salary section above, the MRC reviews the incentive compensation practices among comparable companies. From this survey information, individual incentive plan participation percentages are approved by the MRC at the beginning of the fiscal year for each executive officer. The MRC uses earnings per share ("EPS") as its principal measure of corporate financial performance and establishes corporate goals based upon such criterion at the beginning of each fiscal year. This financial measure has been used as a standard and is well recognized throughout the investment community. The MRC believes that achieving financial goals based upon the EPS measure will maximize shareholder return.

     In addition to the financial goals, the MRC considers other business actions taken during the fiscal year which contribute to the strategic growth and competitiveness of the Corporation. In the past, these actions have included managerial leadership in acquiring new businesses, divesting the Corporation of major assets which do not meet its strategic business plan, and reorganizing business units to attain greater operating efficiencies.

     Mr. Kelley's contingent compensation formula is based entirely on the achievement of the Corporation's goals. Mr. Kelley would receive an incentive payment of 55% of base salary for achievement of all corporate goals, and a maximum payment equal to 110% of base salary when corporate achievements exceed 125% of objectives. For the fiscal year ended June 30, 1995, Mr. Kelley earned a contingent compensation award of $65,340. This award represents 12.1% of Mr. Kelley's base salary and was based solely on the financial performance of the Corporation during fiscal year 1995.

     The contingent compensation award formula applicable to all of the Corporation's executive officers consists of one component, the EPS measure. However, Mr. Kelley, based on his review of an executive officer's performance throughout the year, may propose modification of a contingent compensation recommendation between 0 and 150% to reflect personal performance. The MRC is responsible for final approval of all contingent compensation awards.

Stock Option Plan

     The MRC believes that in order to achieve its long-term growth objectives and to align management and shareholder interests, it is in the Corporation's best interest to grant stock options to key members of its management staff. The number of stock options granted to senior management is dependent upon the participant's management level in the Corporation. The allocation for a particular management level is determined by applying a percentage of salary against the salary grade midpoint, and dividing the value by the estimated fair market value of a share of Common Stock on the date of grant.

     The MRC approves the number of options granted to each participant in the stock option plan during each fiscal year. The price of each option granted is the fair market value of a share of Common Stock on the date of grant. All options are exercisable for a period of ten years from the date of grant.

     On April 21, 1994, the MRC granted special stock options to each of its executive officers at the time that vest over a period of three years. Because the intent was that these options would replace the customary annual option grants to these executive officers over this period, none of the executive officers who received these special grants, including Mr. Kelley, received any stock options during fiscal year 1995.

Restricted Stock

     On April 20, 1995, the MRC approved and granted Restricted Stock Awards to certain key officers of the Corporation. The fair market value of a share of Common Stock on the date of grant was $29.75.

     The awards will vest on the following basis:

     50% of the total award if the share price of the Common Stock is at $40.00 on April 20, 1998; 75% of the total award if the share price of the Common Stock is at $46.00 on April 20, 1998; and 100% of the total award if the share price of the Common Stock is at $52.00 on April 20, 1998. There will be no vesting of restricted stock if the share price of the Common Stock is below $40.00 on April 20, 1998.

     Mr. Kelley did not receive a Restricted Stock Award.

Conclusion

     The Corporation has designed its executive compensation plans, as described above, to link the compensation of senior management with the achievement of corporate and individual performance goals. These goals have been established at levels necessary to achieve above average performance within our industry, and with our comparative group of companies.

     The MRC intends to continue its policy of linking executive compensation with positive corporate performance and maximizing shareholder returns to the extent possible through the measurement procedures described in this report. At this time, no employee of the Corporation receives compensation which exceeds the deduction limits of Section 162(m) of the Internal Revenue Code.

                                          Management Resources Committee
                                          Richard H. Ayers, Chairman
                                          Joseph F. Abely
                                          Jean-Luc Belingard
                                          Burnell R. Roberts
                                          John S. Scott

Performance Graph

     The following line graph compares the yearly percentage change in the Corporation's cumulative total shareholder return on the Common Stock for the last five fiscal years with the cumulative total return on the Standard & Poor's 500 Stock Index (the "S&P 500") and the Dow Jones Diversified Technology Group Index (the "DJ DTG"), a published industry index that includes the Corporation. The other companies in the DJ DTG are: Varian Associates, Inc., Tektronix, Inc., Corning Incorporated, EG&G, Inc., Minnesota Mining and Manufacturing Company, Rockwell International Corporation, Raytheon Company, TRW Inc., Texas Instruments Incorporated, and United Technologies Corporation.

     Cumulative total returns are calculated assuming that $100 was invested on July 27, 1990 in each of the Common Stock, the S&P 500, and the DJ DTG, and that all dividends were reinvested.

                          The Perkin-Elmer Corporation
                    Comparison of 5 Year Cumulative Returns



                                     1990       1991       1992       1993       1994       1995
  Perkin-Elmer                     100.00     123.56     144.44     156.44     147.43     177.83
  S&P 500                          100.00     111.62     128.23     138.60     142.61     178.90
  DJ DTG                           100.00     108.82     125.56     145.93     156.44     197.04

                                      -11-

Summary Compensation Table

     The following table sets forth cash or other compensation received for the last three fiscal years by the Corporation's Chief Executive Officer, the former President and Chief Operating Officer, and the four other most highly paid executive officers of the Corporation based on salary and bonuses paid for fiscal year 1995.



                                                                           Annual            Long-Term
                                                                        Compensation       Compensation
                                                                    --------------------  ---------------     All Other
                                                         Fiscal      Salary      Bonus     Stock Options    Compensation
             Name and Principal Position                  Year         ($)       ($) <F1>       (#)             ($) <F2>
-----------------------------------------------------  -----------  ---------  ---------  ---------------  ---------------
Gaynor N. Kelley.....................................        1995     540,000     65,340             0           26,524
Chairman, President and Chief                                1994     527,501    232,256       120,000           23,358
Executive Officer <F3>                                       1993<F4> 443,654    277,362        75,000           21,888

Michael W. Hunkapiller...............................        1995     200,125     25,000        18,000            9,830
Vice President, Applied
Biosystems Division <F5>

Joseph E. Malandrakis................................        1995     205,000     20,000             0           10,069
Vice President,                                              1994     204,000     60,458        21,000            9,060
Worldwide Operations                                         1993<F4> 175,673     75,000        14,000            8,687

Michael J. McPartland................................        1995     205,000     15,785             0           10,069
Vice President,                                              1994     203,946     60,019        21,000            9,049
Human Resources <F6>                                         1993      80,769     39,600        12,000                0

Peter Barrett........................................        1995     200,769     15,000        18,000            9,299
Vice President, Worldwide
Sales and Service <F5>

Riccardo Pigliucci...................................        1995     309,617     32,083             0          261,683
Former President and                                         1994     345,001    146,388        75,000           15,277
Chief Operating Officer                                      1993<F4> 256,443    165,000        48,000           12,652


---------------

<F1>
1 Awards under the Corporation's contingent compensation plan are variable and tied to the Corporation's performance.
<F2>
2 Amounts shown for fiscal year 1995 consist of (i) the Corporation's contributions under the Corporation's Profit Sharing and Savings Plan of $7,425 for each of Messrs. Kelley, Hunkapiller, Malandrakis, McPartland, Barrett, and Pigliucci; and (ii) amounts accrued under the Profit Sharing Component of the Corporation's Excess Benefit Plan for Messrs. Kelley, Hunkapiller, Malandrakis, McPartland, Barrett, and Pigliucci of $19,099, $2,405, $2,644, $2,644, $1,874, and $13,506, respectively. Also includes for
  Mr. Pigliucci the following amounts paid by the Corporation in connection with Mr. Pigliucci's resignation on May 5, 1995: $64,601 for vacation earned, but not taken; $51,923 for certain payments made in fiscal year 1995 under the terms of an agreement between the Corporation and Mr. Pigliucci described below under "Employment Contracts, Termination of Employment and Change-in-Control Agreements"; and $124,228 for the purchase of a life annuity payable at age 65.

<F3>
3 Mr. Kelley resigned as Chairman, President and Chief Executive Officer of the
  Corporation on September 12, 1995.


<F4>
4 Consists of 11 months. On May 18, 1993, the Board of Directors changed the fiscal year-end of the Corporation from July 31 to June 30, effective June 30, 1993.


<F5>
5 Messrs. Hunkapiller and Barrett became executive officers of the Corporation on September 15, 1994. Accordingly, their compensation for fiscal years 1993 and 1994 is not required to be disclosed.


<F6>
6 Reflects a partial year. Mr. McPartland became an employee of the Corporation on January 24, 1993 and an executive officer on February 18, 1993.


Option Grant Table

     The following table sets forth information regarding stock option grants to the Named Executive Officers during the fiscal year ended June 30, 1995.



                                     Individual Grants                                           Potential Realizable
--------------------------------------------------------------------------------------------       Value at Assumed
                          Number of                                                                Annual Rates of
                          Securites                                                                  Stock Price
                         Underlying      Percent of Total                                          Appreciation for
                           Options        Options Granted                                            Option Term <F2>
                           Granted        to Employees in      Exercise Price    Expiration   --------------------------
         Name               (#) <F1>        Fiscal Year            ($/Sh)           Date         5% ($)        10% ($)
----------------------  -------------  ---------------------  -----------------  -----------  -------------  -----------
                                                                                               >c>
G. N. Kelley..........            0                  0                    0               0             0             0
M. W. Hunkapiller.....       18,000               3.31               30.875         9/15/04       349,508       885,722
J. E. Malandrakis.....            0                  0                    0               0             0             0
M. J. McPartland......            0                  0                    0               0             0             0
P. Barrett............       18,000               3.31               30.875         9/15/04       349,508       885,722

R. Pigliucci..........            0                  0                    0               0             0             0

------------------------------------------------------------------------------------------------------------------------

All Shareholders <F3>.....                                                                        $824 million     $ 2.1 billion
------------------------------------------------------------------------------------------------------------------------


---------------
<F1>
1 Stock options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant and become exercisable in three equal annual installments commencing one year after the date of grant.
<F2>
2 The values shown assume that the price of the Common Stock will appreciate at the annual rates shown. These rates are arbitrarily assumed rates established by the SEC and are not intended as a forecast of future appreciation. The actual gain, if any, realized by the recipient will depend upon the actual performance of the Common Stock.
<F3>
3 These amounts represent the increase in the aggregate market value of the Common Stock outstanding as of the date of the grant (42.45 million shares) assuming the annual rates of stock price appreciation set forth above over the ten-year period used for the Named Executive Officers.


Option Exercises and Year-End Value Table

     The following table sets forth information regarding the exercise of options by the Named Executive Officers during the fiscal year ended June 30, 1995, and the value of their unexercised options at June 30, 1995.



                                                                                Number of
                                                                          Securities Underlying           Value of Unexercised
                                                                           Unexercised Options            in-the-money Options
                                                                             at June 30, 1995               at June 30, 1995
                                                                                   (#)                            ($)<F2>
                            Shares Acquired on      Value Realized    ------------------------------  ----------------------------
          Name                 Exercise (#)              ($)<F1>      Exercisable    Unexercisable   Exercisable   Unexercisable
------------------------  -----------------------  -----------------  -------------  ---------------  -----------  ---------------
G. N. Kelley............                 0                     0          287,500          80,000      1,916,250        395,000
M. W. Hunkapiller.......                 0                     0           44,192          26,509        651,339        122,081
J. E. Malandrakis.......             1,300                 9,506           53,500          14,000        353,718         69,125
M. J. McPartland........                 0                     0           19,000          14,000         35,000         69,125
P. Barrett..............                 0                     0           21,950          26,000        119,915        117,125

R. Pigliucci............                 0                     0          148,486               0        596,818              0


---------------

<F1>
1 Represents the difference between the exercise price and the fair market value on the date of exercise.
<F2>
2 The fair market value of a share of Common Stock on June 30, 1995 was $35.1875.


Long-Term Incentive Plans

     The following table sets forth information regarding restricted stock awards made to the Named Executive Officers under The Perkin-Elmer Corporation 1993 Stock Incentive Plan for Key Employees during the fiscal year ended June 30, 1995.



                                                        Number of Restricted Shares    Performance or other Period
                        Name                                        (#)                Until Maturation or Payout <F1>
-----------------------------------------------------  -----------------------------  -----------------------------
G. N. Kelley.........................................                    0                              0
M. W. Hunkapiller....................................               10,000                        4/20/98
J. E. Malandrakis....................................               10,000                        4/20/98
M. J. McPartland.....................................               10,000                        4/20/98
P. Barrett...........................................               10,000                        4/20/98

R. Pigliucci.........................................                    0                              0

---------------

<F1>
1 The shares of restricted stock vest on April 20, 1998 based on the fair market value of a share of Common Stock on such date according to the following schedule: 50%, if the fair market value of a share of Common Stock on April 20, 1998 is equal to or greater than $40.00 but less than $46.00; 75%, if the fair market value of a share of Common Stock on April 20, 1998 is equal to or greater than $46.00 but less than $52.00; 100%, if the fair market value of a share of Common Stock on April 20, 1998 is equal to or greater than $52.00. Shares will be forfeited if the fair market value of a share of Common Stock on April 20, 1998 is less than $40.00 or, subject to certain limited exceptions, if the employment of the officer by the Corporation is terminated prior to such date. Prior to vesting, the holders of the shares have the right to receive dividends on and to vote, but may not sell or otherwise dispose of, such shares.


Retirement Benefits

     The Corporation has in effect a Retirement Plan covering all of its domestic employees, including the Named Executive Officers. In general, for the fiscal year ended June 30, 1995, this plan provides annual payments upon normal retirement at age 65 equal to 1.4% of base earnings during the period of participation, plus an additional annuity equal to 0.5% of base earnings above a specified wage base called "covered compensation" (defined by the Internal Revenue Service as a function of year of birth). After August 1, 1989, plan accruals for service over 35 years are calculated at a rate of 1.7% of base earnings. A variable annuity option is available to each participant. The total cost for future accrued benefits of the Retirement Plan are borne by the Corporation. The Retirement Plan is proposed to be amended, effective October 1, 1995, to provide that annual payments under the plan, previously based on average career earnings, will be based on a three year final average salary and to eliminate the variable annuity option prospectively.

     The Retirement Plan preserves and protects the benefits of any active participant in the plan whose employment by the Corporation is terminated within three years following a change in control of the Corporation. In the event of such a termination, the rights, expectancies, and benefits of such participants (as in effect on the date of the change in control) may not be diminished through amendment or termination of the Retirement Plan after the change in control. Additionally, in the event the Retirement Plan is terminated within three years following a change in control, any funds remaining after the satisfaction of all liabilities under the plan will be allocated among participants in accordance with applicable United States Department of Labor regulations.

     The Corporation also has in effect a Supplemental Retirement Plan which covers the employees who participate in the Corporation's Contingent Compensation Plan for Key Employees and Incentive Compensation Plan. In general, the Supplemental Retirement Plan provides annual payments upon normal retirement at age 65 equal to 1.5% of the sum of all payments made to a participant during his participation in the Contingent Compensation Plan and Incentive Compensation Plan. This plan is unfunded, non-contributory, and is not qualified under the provisions of the Internal Revenue Code of 1986, as amended. The Supplemental Retirement Plan is proposed to be amended, effective for the fiscal year ending June 30, 1996, to provide that annual payments under the plan will be based on a three year final average of payments made under the Contingent Compensation Plan and Incentive Compensation Plan.

     As required by Internal Revenue Service regulations, benefit calculations for both the Retirement Plan and the Corporation's Profit Sharing and Savings Plan exclude any participant's annual earnings that are over a specified limit (set at $150,000 for fiscal 1995). The Corporation has adopted an Excess Benefit Plan, an unfunded and non-contributory plan, to provide benefits equal to those which an employee loses because of this limitation. The benefit payable under the Excess Benefit Plan in respect of the Retirement Plan (the "Retirement Plan Component") is determined by the same formula described above for the Retirement Plan. The benefit under the Excess Benefit Plan in respect of the Profit Sharing and Savings Plan (the "Profit Sharing Component") equals the excess of the benefit which would have been payable under the Profit Sharing and Savings Plan if the limit on covered compensation described above had not been adopted and the benefit in fact paid under that Plan. The amounts accrued by the Corporation as the Profit Sharing Component for the fiscal year ended June 30, 1995 for each of the Named Executive Officers are included in the Summary Compensation Table.

     Estimated aggregate annual benefits payable upon retirement under the Corporation's Retirement Plan, its Supplemental Retirement Plan, and the Retirement Plan Component of the Excess Benefit Plan (exclusive of any Social Security benefits) to Mr. Kelley, Mr. Hunkapiller, Mr. Malandrakis, Mr. McPartland, and Mr. Barrett are $173,630, $96,557, $112,707, $87,879, and
$128,856, respectively, assuming no change in present salary and continued service to normal retirement at age 65. Mr. Pigliucci, who resigned from the Corporation effective May 5, 1995, will be entitled to receive aggregate annual benefits under such plans of $212,017 commencing at age 65.

Employment Contracts, Termination of Employment and Change-in-Control Agreements

     The Corporation has entered into deferred compensation contracts with each of the Named Executive Officers which, subject to certain conditions, provide for payments to be made for a maximum of ten years of: $190,000 per annum to Mr. Kelley; $25,000 per annum to each of Messrs. Hunkapiller, Malandrakis, McPartland, and Barrett; and $50,000 per annum to Mr. Pigliucci. Such payments would generally commence upon retirement from the Corporation (or in the event of the termination of employment of the officer for good reason (as defined) or without cause following a change in control of the Corporation). The annual payment may be reduced or forfeited if the recipient elects one of several optional forms of payment based on actuarial determinations, terminates employment prior to normal retirement age, or competes with the Corporation. Under the terms of the agreement between Mr. Pigliucci and the Corporation described below, Mr. Pigliucci will receive the full benefit under his deferred compensation contract over a period of ten years commencing on his sixtieth birthday.


     The Corporation has agreements with its executive officers providing for continuation of the officers' employment for a term of three years following any change in control of the Corporation. These agreements provide for the officers' compensation to be continued during the three-year term at the same level that existed at the time of a change in control provided that the executive continues employment, leaves employment for good reason (as defined), or is terminated without cause.


     Mr. Pigliucci, who was employed by the Corporation for more than 29 years, resigned as President and Chief Operating Officer and a director of the Corporation effective May 5, 1995. Pursuant to the terms of an agreement between Mr. Pigliucci and the Corporation dated as of such date, Mr. Pigliucci is entitled to receive 78 biweekly payments of $17,308 and became fully vested in all outstanding stock options as of the effective date of his resignation. He is also entitled to participate in certain of the Corporation's welfare benefit programs following his resignation. In recognition of the fact that Mr. Pigliucci had been disadvantaged for U.S. pension plan purposes by virtue of his overseas work assignments during the course of his employment with the Corporation, Mr. Pigliucci will also receive a life annuity commencing at age 65 in the amount of $3,166.67 per month.

2. RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected Price Waterhouse LLP, independent accountants, to audit the books, records, and accounts of the Corporation and its subsidiaries for the fiscal year ending June 30, 1996. This selection is being presented to the shareholders for ratification at the Annual Meeting.

     The firm of Price Waterhouse LLP has audited the Corporation's books annually since 1944, has offices in or convenient to the localities in the United States and foreign countries where the Corporation or its subsidiaries operate, and is considered to be well qualified. If the shareholders do not ratify the selection of Price Waterhouse LLP, the selection of independent accountants will be reconsidered by the Audit Committee of the Board of Directors.

     A representative of Price Waterhouse LLP will attend the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

     The Board of Directors recommends that shareholders vote "FOR" this proposal.

MISCELLANEOUS MATTERS

     Management knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their judgment on such matters.

     In addition to solicitation by mail, proxies may be solicited by directors, officers, and other employees of the Corporation personally or by telephone or other means of communication without additional compensation for such services. The Corporation has retained D.F. King & Co., Inc., 77 Water Street, New York, New York, to assist in the distribution of proxy materials and with the solicitation of proxies for a fee estimated at $6,500, plus out-of-pocket expenses. The Corporation will bear the cost of solicitation of proxies.

     The Corporation will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding proxy materials to the beneficial owners of Common Stock.

     Effective July 1, 1995, the Corporation obtained insurance policies insuring the directors and officers of the Corporation and its subsidiaries against certain liabilities they may incur in the performance of their duties and insuring the Corporation against obligations to indemnify such persons against such liabilities. One year policies expiring July 1, 1996 have been obtained from National Union Fire Insurance Company and Federal Insurance Company at premiums of $341,250 and $192,500, respectively. The foregoing information is provided to shareholders of the Corporation pursuant to Section 726(d) of the New York Business Corporation Law.

RECENT EVENTS

     On September 12, 1995, the Corporation entered into a three-year employment agreement with Mr. White pursuant to which he serves as Chairman, President and Chief Executive Officer of the Corporation. Under the terms of this agreement, Mr. White will receive a minimum annual base salary of $550,000, and his target incentive payment under the Corporation's contingent compensation plan will be equal to 100% of his base salary. For the fiscal year ending June 30, 1996, Mr. White will receive total base salary plus incentive compensation of not less than $875,000. Mr. White will also receive: 30,000 shares of restricted stock subject to substantially the same vesting as the shares of restricted stock previously granted to certain key officers of the Corporation; a 10-year stock option for 120,000 shares of Common Stock having an exercise price equal to the fair market value on September 12, 1995; and 36,000 shares of restricted stock to be granted on or about July 1, 1996, the vesting of which will be based on financial measures of corporate success. The agreement also provides for a special one-time payment to Mr. White of up to $1,200,000 for the value of certain benefits under various plans of his former employer that were forfeited as a result of his resignation, and credit under the Corporation's retirement program for service with his former employer. Mr. White's benefits under the Corporation's retirement program will be subject to vesting requirements and will be offset by amounts paid to him under the terms of the retirement plan of his former employer.



     The Corporation has also entered into an agreement with Mr. White dated September 12, 1995 providing for a continuation of his employment for a term of three years following any change in control of the Corporation. The agreement also provides that if, following a change in control, Mr. White leaves employment for good reason (as defined) or his employment is terminated without cause, he will be entitled to receive three times his base salary and average incentive compensation, full vesting of all restricted stock and stock options, and other specified benefits.


SUBMISSION OF SHAREHOLDER PROPOSALS FOR INCLUSION IN 1996 PROXY MATERIALS

     Any shareholder who intends to present a proposal at the Corporation's 1996 Annual Meeting of Shareholders is advised that, in order for such proposal to be included in the Board of Directors' proxy materials for such meeting, the proposal must be directed to the Secretary of the Corporation at its principal executive offices such that it is received no later than May 17, 1996, and the proponent and the proposal must meet certain eligibility requirements of the SEC.

MULTIPLE COPIES OF ANNUAL REPORT

     The rules of the SEC require that this proxy statement be accompanied or preceded by an annual report. As a result, shareholders with multiple accounts and households with multiple shareholders may be receiving more than one copy of the annual report, which is costly to the Corporation and may be inconvenient to these shareholders. If you are the shareholder of record and you mark the appropriate box on the applicable proxy card, the Corporation will discontinue the mailing of annual reports on the accounts you select. However, at least one account at each address must continue to receive an annual report. Eliminating these duplicate mailings will not affect receipt of future proxy materials or shareholder communications. To resume mailing of an annual report to the shareholder of record, shareholders may call the Corporation's toll-free shareholder services telephone number at (800) 730-4001.

By Order of the Board of Directors,
William B. Sawch
Secretary
Norwalk, Connecticut
September 13, 1995

APPENDIX 1 - PROXY CARD



THE PERKIN-ELMER CORPORATION

    This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders on October
19, 1995

    The undersigned shareholder(s) of The Perkin-Elmer Corporation (the "Corporation") hereby appoints TONY L. WHITE, STEPHEN O. JAEGER, and WILLIAM B. SAWCH, and each of them, as proxy or proxies, with power of substitution to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote (including shares, if any, held on behalf of the undersigned, and indicated on the reverse hereof, by The First National Bank of Boston, under the Corporation's Dividend Reinvestment Plan) at the 1995 Annual Meeting of Shareholders and at any adjournment or adjournments thereof, as indicated on the reverse side hereof, and, in their discretion, upon such other matters as may properly come before the meeting, all as more fully described in the Proxy Statement for such Annual Meeting.

    THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BE
VOTED AS DIRECTED ON THE REVERSE SIDE OR, IF NO DIRECTION IS
GIVEN, IT WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR
DIRECTOR AND FOR PROPOSAL 2.

    CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE
      /SEE REVERSE SIDE/

/X/  Please mark votes as in this example.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. Election of Directors.
   Nominees: Joseph F. Abely, Jr., Richard H. Ayers, Jean-Luc Belingard, Robert H. Hayes, Gaynor N. Kelley, Donald
   R. Melville, Burnell R. Roberts, John S. Scott, Carolyn
   W. Slayman, Orin R. Smith, Richard F. Tucker, and Tony L.
   White.

FOR  /    /        WITHHELD  /    /

   For all nominees except as noted above

2.Selection of Price Waterhouse LLP as independent accountants for the fiscal year ending June 30, 1996.

FOR /    /    AGAINST    /    /    ABSTAIN    /    /

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   /    /

MARK HERE IF YOU PLAN TO ATTEND THE MEETING   /    /

MARK HERE IF YOU WANT TO DISCONTINUE MAILING ANNUAL REPORT

ON THIS ACCOUNT (AT LEAST ONE ACCOUNT AT THIS ADDRESS MUST
CONTINUE TO RECEIVE AN ANNUAL REPORT)   /    /

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS.  IF ACTING AS
ATTORNEY, EXECUTOR, TRUSTEE, OR IN REPRESENTATIVE CAPACITY,
SIGN NAME AND TITLE.

Signature:                                Date:
Signature:                                Date: